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                                                                EXHIBIT 10.3(m)

CONFIDENTIAL AND
LEGALLY PRIVILEGED

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, made and entered into as of the 28th day of October 1996, by and between OGDEN SERVICES CORPORATION, a Delaware corporation maintaining its principal office at Two Pennsylvania Plaza, New York, New York (the "Company") and Alane G. Baranello, an individual now residing at 18 Downing Street, East Williston, New York 11596 (the "Employee").

                                WITNESSETH THAT:

         WHEREAS, the Employee is currently serving in an executive capacity as a Vice President of the Company and the Company desires to ensure that the Employee will continue to be available to provide human resource services for the company; and

         WHEREAS, to induce the Employee to provide such services, the Company is offering to provide the Employee with the compensation, benefits and security provided for in this Agreement.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

         1.        Employment/Capacity/Term.

                  (a) The Company agrees to and does hereby employ the Employee, and the Employee agrees to and hereby does enter into the employ of the Company upon the terms and conditions set forth in this Agreement. Such employment shall be in an executive capacity as Vice President, Human Resources of the Company.

                  (b) This Agreement and such employment shall commence on November 1, 1996 and shall continue through October 31, 1999 ("the Initial Term"), and from year to year thereafter (the "Extended Term"), subject to the right of the Employee or the Company to terminate this Agreement and such employment by written notice stating an intention to terminate such employment at least thirty (30) days prior to such termination date, stating and intention to terminate such employment (the "Termination Date"). Termination by either party, in accordance with the provisions of the preceding sentence shall not require a statement of the reason or cause for such termination and shall not be deemed a breach or violation of this Agreement by the party giving such notice. As used in this Agreement, the phrase "term of this Agreement" shall be deemed to include the period subsequent to the date hereof and prior to termination of this Agreement.

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         2. Time and Effort/Absences.

         During the "term of this Agreement", the Employee shall devote his entire time and attention during normal business hours to the business of the Company subject to the supervision of the Board of Directors of the Company and the President and Chief Executive Officer of the Company, and he or she shall not engage in any other business activity whether or not such business activity is pursued for gain, profit, or other pecuniary advantage, but this restriction shall not be construed to restrict the Employee (i) from performing services as a member of the Board of Directors, Board of Trustees or the like of any non-profit entity for which the Employee receives no compensation, provided that, such services do not unreasonably interfere with the ability of the Employee to perform the services and discharge the responsibilities required of him under this Agreement, and (ii) from investing his assets in such form or manner as will not require any services on the part of the Employee in the operation of the business of the entity in which such investments are made. The Employee shall be excused from rendering his services during reasonable vacation periods and during other reasonable temporary absences as authorized from time to time by the Board of Directors or the President and Chief Executive Officer of the Company.

         3.       Corporate Offices.

                  If elected, the Employee will serve, without additional compensation, as an officer and director (or in either capacity) of the Company.

         4.       Salary/Bonus/Other Benefits.

                  In consideration of the services and duties to be rendered and performed by the Employee during the term of this Agreement, the Company agrees to pay and provide for the Employee the compensation and benefits described below:

                  (a) An annual salary, payable in equal monthly or bi-weekly installments, in the amount of One Hundred Ten Thousand Dollars ($110,000) or in such greater amount as may from time to time be fixed by the Board of Directors of the Company.

                  (b) An annual incentive bonus in such amount as may from time to time be fixed by the Board of Directors of the Company.

                  (c) Other Benefits. It is intended that the Company shall continue to provide the Employee with benefits at least as favorable as benefits provided on behalf of other executives of the Company who furnish services of comparable significance, as they may exist from time to time. Such benefits presently include (i) Group Life Insurance, Supplemental Executive Group Life Insurance, Medical and Health Insurance, Ogden Stock Option Plan, Executive Pension Plan, Ogden Select Plan and Ogden 401(k) Plan and (ii) an automobile allowance in the amount of $700 per month. Provided, however, any such participation shall be in accordance with the provisions of such plans and nothing

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contained in this Agreement in intended to or shall be deemed to affect adversely any of the Employee's rights as a participant under any such plans. Nothing herein shall prevent the Company from modifying or discontinuing any benefit plan on a consistent and non-discriminatory basis applicable to all such executives.

         5.        Expenses.

                  The Employee shall be reimbursed for out-of-pocket expenses incurred from time to time on behalf of the Company or in the performance of his or her duties under this Agreement, upon the presentation of such supporting documents and forms as the Company shall reasonably request.

         6. Medical Leave, Reasonable Accommodation, Termination for Medical Incapacity and Disability Benefits.

                  The Company agrees to provide the Employee with a medical leave of absence not to exceed six (6) months in duration in any twelve (12) month period if the Employee has a medical condition that precludes the Employee from being fully functional in his or her position. The term "fully functional" means able to travel to and from work, be at work, perform satisfactorily all essential functions of the position as identified herein and otherwise meet the demands of the position and the conditions of employment without significant risk of substantial harm to self or others. Any leave entitlement granted by Federal, state or local law shall run concurrently with the commencement of his or her six month period of leave, whether such leave is taken all at once, intermittently or on a reduced time basis. Nothing herein is intended to diminish any entitlement granted by law. If appropriate, the Company will support the Employee's application for disability benefits.

                  If the Employee is not able to return to the position in a fully functional capacity at the conclusion of six months of medical leave in a twelve month period, this Agreement may be terminated by the Board of Directors of the Company at its sole discretion, without prior notice.

                  Unless otherwise prohibited by law, the Employee agrees that the Employee will furnish for review for review by a medical professional designated by the Company, copies of the Employee's medical records pertaining to any medical condition for which the Employee requests a medical leave of more than twelve (12) weeks in duration, return to work from any such leave, work restrictions, modification or accommodation; or the Employee or the Company believes that the Employee has a medical condition that may be causing or contributing to performance or conduct deficiencies. The Employee also agrees to authorize any health care professional from whom the Employee is receiving diagnostic evaluation, treatment or other medical care to discuss the Employee's medical condition with the medical professional designated by the Company to receive and review the Employee's medical records. The Employee further agrees that he or she will undergo, at the sole expense of the Company, any medical specialty evaluation if requested to do so by the Company.

                  The Company agrees to provide the Employee, if he or she is otherwise qualified for

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the position, with medically necessary accommodations if it likely will enable the employee to be fully functional in the position and is reasonable, feasible and will not impose undue hardship on Company operations. The term "medically necessary" means that the accommodation has risk-avoiding or therapeutic value in accordance with scientifically valid medical principles and practice and that the Employee requires similar accommodation when performing comparable non-work functions.

                  The inability of the Employee to be fully functional in his or her position for medical reasons shall not constitute a breach of this Agreement by the Employee. If this Agreement is terminated by the Company because the Employee is not fully functional in his or her position for medical reasons, as provided for in this paragraph, the Company shall be obligated to continue the salary of the Employee as provided in Paragraph 4. (a) for a period equal to the greater of (a) twelve months, or (b) such longer period as may be determined by the Board of Directors of the Company, in each case, reduced by any disability insurance benefits provided for the benefit of the Employee at the expense of the Company.

         7.       Death/Death Benefit.

                  In the event of the death of the Employee during the term of this Agreement, this Agreement shall terminate and the Employee's salary shall continue to be paid to his or her designated beneficiary or, if none, to his or her personal representative, through the last day of the month in which such death occurs.

         8.        Severance Pay.

                  If the Company gives notice to terminate in accordance with Paragraph 1 or if the employment of the Employee is terminated at any time (i) by the Employee for Good Reason (as defined in Paragraph 9)., or (ii) by the Company for any reason other than for Cause (as hereinafter defined), the Company will be obligated to pay to the Employee a cash payment in an amount equal to the product of (i) and (ii); where (i) shall equal the sum of (A) the Employee's annual salary and (B) the Employee's annual incentive bonus during the twelve (12) month period ending with the close of the month in which such termination of employment occurs (the "Date of Termination"), but not less than $50,000, which represents the 1996 target incentive, divided by twelve (12); and where (ii) shall be the lesser of, (x) thirty-six (36), or (y) the number of months until the Employee's normal retirement date (the "Severance Pay"). Termination of the Employee's employment on account of his or her disability, death or retirement (as hereinafter defined) will not be considered a termination of the Employee's employment by the Company and will not require the Company to pay and provide any Severance Pay. No Severance Pay will be required if the employment of the Employee is terminated by the Company for Cause (as hereinafter defined) or by the Employee (other than for Good Reason as defined in Paragraph 9.) or if the Employee gives notice to terminate in accordance with Paragraph 1. The Severance Pay provided herein is provided in order to reinforce and encourage the continued loyalty, attention, and dedication of the Employee to the Company's business and affairs without the concerns which normally arise from the possibility of a loss of employment security. As used herein, the terms

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"Retirement" and "Cause" shall have the following meanings, respectively:

                  (a)       Retirement.

         Termination of the Employee's employment on account of "Retirement" shall mean termination on or after the Employee's normal retirement date in accordance with the terms of the Ogden 401(k); and

                  (b)       Cause.

         Termination by the Company of the Employee's employment for "Cause" shall mean termination as a result of (i) the willful and continued failure by the Employee to perform substantially the services contemplated by this Agreement (other than any such failure resulting from the Employee's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Employee by a member or representative of the Board of Directors of the Company or the President and Chief Executive Officer of the Company which specifically identifies the manner in which it is alleged that the Employee has not substantially performed such services, or (ii) the willful engaging by the Employee in gross misconduct which is materially and demonstrably injurious to the Company; provided that, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, in bad faith and without reasonable belief that such action or omission was in, or not opposed to, the best interests of the Company. It is also expressly understood that the Employee's attention to or engagement in matters not directly related to the business of the Company shall not provide a basis for termination for Cause if such attention or engagement is authorized by the terms of this Agreement or has otherwise been approved by the Board of Directors of the Company. Anything in this Agreement to the contrary notwithstanding, the Employee's employment may bot be terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for that purpose(after reasonable notice to the Employee and an opportunity for the Employee, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Employee was guilty of the conduct set forth in clause
(i) or (ii) of this subparagraph (b) and specifying the particulars thereof in detail. Except as otherwise provided in Paragraphs 1 and 6, not purported termination by the Company of the Employee's employment which is not justified as a termination of the Employee's employment for Cause shall be effective .

         9.        Termination by the Employee for Good Reason.

                  The termination by the Employee of this Agreement and his employment for "Good Reason" shall be deemed a justifiable termination of his employment and shall excuse the Employee from the obligation to render services as provided in Paragraph 2. hereof. Upon such termination, the Employee shall be entitled to Severance Pay in accordance with the provisions of Paragraph 8. hereof. As used herein, the phrase "Good Reason" shall mean:

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         (a) a change in the Employee's status, title or position as an officer of the Company or the Ogden Group in the executive capacity set forth in this Agreement which, in his or her reasonable judgment, does not represent a promotion from or enhancement of his status, title and position, or, the assignment by the Board of Directors of the Company to the Employee of any duties or responsibilities which in his or her reasonable judgment, are inconsistent with such status, title or position, or any removal of the Employee from or failure to reappoint or reelect him or her to such position, except in connection with a justifiable termination by the Company of the Employee's employment for Cause or on account of disability, the retirement or death of the Employee or the termination by the Employee of his employment other than for Good Reason;

                  (b) a reduction in the Employee's annual salary or a failure by the Company to pay to the Employee any installment of the annual salary required by Paragraph 4. which failure continues for a period of twenty (20) days after written notice thereof is given by the Employee to the Company;

                  (c) the failure by the Company within ten (10) days of notice from the Employee to obtain the assumption of this Agreement in form and substance to the reasonable satisfaction of the Employee by any successor (other than by merger of consolidation for which no separate assumption is necessary) as referred to in Paragraph 12; or

                  (d) any refusal by the Company to allow the Employee to attend to matters or engage in activities not directly related to the business of the Company which is permitted by this Agreement or which, prior thereto, was permitted by the Board of Directors of the Company.

         10.      Notice of Termination.

                  Any purported notice of termination of the Employee's employment (other than a Notice given by either party pursuant to Paragraph 1. hereof) shall be communicated in writing and delivered to the other party as provided in Paragraph 12., below (hereinafter a "Notice of Termination").

         11.      Confidentiality and Limited Covenant Not to Compete.

                  In connection with the performance of the Employee's job duties in a position of trust and confidence, he or she will develop or receive confidential, restricted or unpublished information involving trade secrets, customer-related information, vendor-related information, copyrights, lists, data and other information, strategic planning or operating data, computer programs, financial, pricing, operating or training data or other confidential business techniques, processes, methods or information which is not generally known to the public (collectively referred to as "proprietary information"). Employee will receive or have access to "proprietary information" which was obtained and developed through the investment of substantial amounts of money, time and effort by the Company. Employee acknowledges and agrees that disclosure of such "proprietary information" or its use for the benefit of any other person or entity would be

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injurious to the Company. Employee also acknowledges and agrees that unless
Employee agrees to maintain the confidentiality of such "proprietary information" and to limit its use solely to the Company, Employee would not have been granted employment and if already employed, Employee's employment would cease immediately. Regardless of the cessation of Employees employment for any reason, the Employee's obligation to continue to maintain the confidentiality of the "propriety information" shall continue.

                  The Employee agrees to deliver to the Company, at its request, or in any event, upon cessation of Employee's employment with the Company (for whatever reason and at whatever time) (a) all memoranda, notes, records, files or other documentation, whether made or compiled by the Employee alone or in conjunction with others (regardless of whether such persons are employed by the Company); (b) all proprietary and other information of the Company which is in Employee's control or possession; and (c) copies of such information, as well as other corporate property. Regardless of cessation of Employee's employment by the Company, and without any fee, the Employee will assist the Company in protecting all rights the Company may have to such proprietary information.

                  The Employee recognizes that, as a direct consequence of the materials, information and training provided to him or her by the Company, the access he or she is granted to proprietary information and the opportunities that he or she will have while employed by the Company to cultivate the loyalty and goodwill of the Company's customers, suppliers, vendors and other persons, it is important that the Employee refrain from engaging in activities which could result in damage to the Company's business.

                  The Employee further recognizes that the Company has invested considerable time and money to train its employees, in the services provided by the Company and to develop the special skills required to perform such services. Therefore, he or she will not, during the term of his or her employment with the Company and for a period of one (1) year immediately thereafter, solicit, entice, hire or otherwise seek to persuade, either directly or through any other entity, any officer, employee, consultant or agent of the Company to discontinue such relationship for any reason. During such period, the Employee will not solicit business with any customers of the Company, nor will he or she seek to entice or persuade any sources of referral, vendors or other entities, who are then doing business with the Company to reduce, discontinue or curtail any services provided to the Company in any respect.

                  To avoid the use of "proprietary information", the Employee agrees to refrain from engaging in competing employment either directly or indirectly on his or her own behalf or as an agent, consultant or employee of any partnership, corporation or other entity, in any state where the Company conducts business for a period of six (6) months after his or her employment ceases (regardless of the reason for cessation of such employment).

                  The Employee recognizes and agrees that ascertaining damages in the event of his

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or her breach or violation of any covenant or undertaking contained in this
Agreement would be difficult, if not impossible, and further recognizes that the various rights and duties created in this Agreement are essential for the operation of the Company's business operations. Consequently, irreparable injury would result from any violation of this Agreement by him or her. Since it would be difficult, if not impossible, to compensate fully the Company by monetary damages in the event of the Employee's breach (although the Company retains the right to commence a civil action seeking monetary damages), the Employee agrees that the Company, in addition to and without limiting any other remedy or right it may have, shall have the immediate right to obtain a preliminary, and subsequently, a final injunction against the Employee, to be issued by a court of competent jurisdiction, enjoining the Employee from engaging in any breach or violation of this Agreement. An injunction shall be issued without posting a bond that otherwise might be required. If an injunction is issued or if monetary damages are awarded against the Employee, he or she will reimburse the Company for the legal fees and court costs incurred in obtaining such relief (including all appeals and other proceedings).

         12.       Binding Effect.

                  This Agreement shall be binding upon and inure to the benefit of:

                  (a) Any successors or assigns of the Company, whether by way of a merger or consolidation, or liquidation of the Company, or by way of the Company selling all or substantially all of the assets of the Company to a successor entity; however, in the event of the assignment by the Company of this Agreement, the Company shall nevertheless remain liable and obligated to the Employee in accordance with the terms hereof; and

                  (b) The Employee's estate, his executors, administrators, heirs and beneficiaries.

         13.       Notices.

                  Any notice or other communication required under this Agreement shall be in writing, shall be deemed to have been given and received when delivered in person, or, if mailed, shall be deemed to have been given when deposited in the United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid, and shall be deemed to have been received on the third business day thereafter, and shall be addressed as follows:

                    If to the Company, addressed to:
                    Ogden Services Corporation
                    Two Pennsylvania Plaza
                    New York, New York   10121


                    Attention: President and Chief Executive
                               Officer

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                    With a copy to its:       General Counsel

                    If to the Employee, addressed to:

                    Alane G. Baranello
                    18 Downing Street
                    East Williston, New York   11596

or such other address as to which any party hereto may have notified the other in writing.

         14.       Governing Law.

                  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to its conflict or choice of law provisions to preserve the parties' intent, and the enforceability of this Agreement.

         15.       Entire Agreement.

                  This Agreement contains the entire arrangement or understanding between the Employee and the Company relating to the employment of the Employee by the Company. No provision of the Agreement may be modified or amended except by any instrument in writing by or for both parties hereto. All references to paragraphs refer to paragraphs of this Agreement.

         16.       Waiver.

                  Failure of either party hereto to insist upon strict compliance by the other party with any term, covenant or condition hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment or failure to insist upon strict compliance of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

         17.       Assignment by Employee.

                  The rights and benefits of the Employee under this Agreement are personal to him or her and no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer; provided, however, that nothing in this Paragraph 1 shall preclude the Employee from designating a beneficiary or beneficiaries to receive any benefit payable on his death.

         18.       Severability.

                  If for any reason any provision of this Agreement shall be held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and all other provisions shall

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to the full extent consistent with law continue in full force and effect. If any such provision shall be held invalid in part, such invalidity shall in no way affect the remaining portion of such provision not held so invalid, and the remaining portion of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

         19.       Headings.

                  The headings of paragraphs are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.



                                       OGDEN SERVICES CORPORATION


Dated:                                 By /s/ R. Richard Ablon
      ----------------------------       ------------------------------
                                          President and Chief Executive
                                          Officer

Dated:            10/28/96             By /s/ Alane G. Baranello
      ----------------------------       ------------------------------
                                          Alane G. Baranello, Employee





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